UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): October 20, 2010


                           THE INTERGROUP CORPORATION
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               (Exact name of registrant as specified in its charter)


        Delaware                      1-10324              13-3293645
----------------------------        ------------       -------------------
(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


  10940 Wilshire Blvd., Suite 2150, Los Angeles, California      90024
  ---------------------------------------------------------     --------
           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On October 20, 2010, The InterGroup Corporation and its consolidated subsidiaries, Santa Fe Financial Corporation and Portsmouth Square Inc. (the "Company") exchanged approximately $13,231,000 in notes, convertible notes and debt instruments that it held in Comstock Mining, Inc. ("Comstock" - OTCBB:
LODE)) for 13,231 shares of newly created 7 1/2% Series A-1 Convertible Preferred Stock (the "A-1 Preferred") of Comstock. As of June 30, 2010, those notes and convertible debt instruments had a carrying value of $1,875,000 (net of impairment adjustments) on the Company's consolidated balance sheet. As part of that transaction, The Company's Chairman and President also exchanged approximately $7,681,000 in notes, convertible notes and debt instruments held personally by him for 7,681 shares of A-1 Preferred. Together, the Company and Mr. Winfield constitute all of the holders of the A-1 Preferred.

Each share of A-1 Preferred has a stated value of $1,000 per share and a liquidation and change of control preference equal to the stated value plus accrued and unpaid dividends. Commencing January 1, 2011, the holders are entitled to semi-annual dividends at a rate of 7.5% per annum, payable in cash, common stock preferred stock or any combination of the foregoing, at the election of Comstock. At the holder's election, each share of A-1 Preferred is convertible at a fixed conversion rate (subject to anti dilution) into 1,536 shares of common stock of Comstock, therefore converting into common stock at a conversion price of $0.6510. Each share of A-1 Preferred will entitle the holder to vote with the holders of common stock as a single class on all matters submitted to the vote of the common stock (on an as converted basis) and, for purposes of voting only, each share of A-1 Preferred shall be entitled to five times the number of votes per common share to which it would otherwise be entitled. Each share of A-1 Preferred shall entitle its holder to one (1) vote in any matter submitted to vote of holders of Preferred Stock, voting as a separate class. The A-1 Preferred, in conjunction with the other series of newly created Preferred Stock of Comstock discussed below, also has certain rights requiring consent of the Preferred Stock holders for Comstock to take certain corporate and business actions. The holders will have registration rights with respect to the shares of common stock underlying the A-1 Preferred and also preemptive rights, In addition, so long as the holders of the A-1 Preferred hold 25% or more of the total Preferred Stock of Comstock, (i) Mr. Winfield will be a member of Comstock's board of directors and (ii) the A-1 Preferred holders will have the right, upon written request to Comstock, to nominate a member of Comstock's board of directors who meet the definition of an "independent" director" and other requirements. The foregoing description of the A-1 Preferred and the specific terms of the A-1 Preferred is qualified in its entirety by reference to the provisions of the Series A Securities Purchase Agreement, the Certificate of Designation of Preferences and Rights and Limitations of 7 1/2% Series A-1 Convertible Preferred Stock and the Registration Rights Agreement for the Series A Preferred Stock, attached to this report as Exhibits 10.1 10.2 and 10.3, respectively.

Concurrent with the exchange of the convertible debt held by the Company and Mr. Winfield for A-1 Preferred, Comstock also exchanged approximately $8,483,000 of other senior indebtedness for 8,483 shares of newly created
7 1/2% Series A-2 Convertible Preferred Stock (the A-2 Preferred") and issued 35,750 shares of 7 1/2% Series B Convertible Preferred Shares (the "B Preferred") as part of a new equity raise of $35.75 million in gross proceeds ($32 million, net of commissions and transaction related expenses). Each share

                                   -2-
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of A-2 Preferred is convertible into 1,536 shares of common stock and each share of B Preferred is convertible into 606 shares of common stock, both at a fixed conversion rate (subject to anti dilution adjustments). Each share of A-2 Preferred and B Preferred will entitle the holder to vote with the holders of common stock as a single class on all matters submitted to the vote of the common stock on an as converted basis. Each share of A-2 Preferred and B Preferred shall also entitle its holder to one (1) vote in any matter submitted to vote of holders of Preferred Stock, voting as a separate class. Following these transactions, the A-1 Preferred will constitute approximately 32.1% of the total Preferred Stock of Comstock.

As long as 25% or more of the Preferred Stock issued on or prior to October 20, 2010 is outstanding, Comstock will not be permitted (subject to limited exceptions) without the consent of the Preferred Stock, to incur indebtedness, grant liens, repurchase more than 5% of the common stock outstanding, enter into any transaction with an affiliate of Comstock which is not on an arm's length basis, enter into transactions with affiliates of officers or directors that provide for the payment of services in securities of Comstock, amend its certificate of incorporation, by-laws, or a certificate of designations of the Preferred Stock in a manner that adversely affects the interests of the Preferred Stock, issue new series of preferred stock, pay dividends on equity junior to the Preferred Stock, adopt an executive equity incentive plan which provides for the issuance of not greater than 6.0% of the fully diluted equity of the Company, enter into any transaction for the sale or pledge of a material asset of Comstock, approve or consent to the initiation of a bankruptcy proceeding or issue any securities of the Comstock in exchange for services to a consultant. A majority of the Preferred Stock is generally required to provide consent; provided, that the holders of the A-1 Preferred must be part of that majority so long as they hold 25% or more of the Preferred Stock.

In addition, as long as at least 25% of the Preferred Stock issued on or prior to October 20, 2010, is still outstanding, and as long as the holders of the A-1 Preferred still hold at least 25% of the Preferred Stock, Comstock shall not, without the affirmative vote of the holders of the A-1 Preferred, enter into any transaction for the acquisition of any business, property or asset pursuant to which Comstock will incur indebtedness to finance such acquisition in principal amount in excess of $500,000, pay any dividends to holders of Preferred Stock in cash in an amount to exceed $500,000, engage in a private placement or public offering of any common stock or common stock equivalents of the Comstock, enter into a Change of Control Transaction (as defined in each certificate of designation) or enter into any transaction that would constitute a Fundamental Transaction (as defined in each certificate of designation).

Following the transactions discussed herein, the Company will have an economic ownership (on a converted basis) of approximately 24.5% in Comstock and have the right to vote approximately 47.6% of the common stock pursuant to the voting rights it was granted pursuant to the A-1 Preferred.

                                   -3-
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Item 9.01  Financial Statements and Exhibits

     (d) Exhibits

         10.1 Securities Purchase Agreement dated as of August 31, 2010 (Series A Preferred).

         10.2 Certificate of Designation of Preferences and rights and Limitations of 7 1/2% Series A-1 Convertible Preferred Stock, dated October 20, 2010.

         10.3 Registration Rights Agreement for the Series A Preferred Stock



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE INTERGROUP CORPORATION

Dated: October 26, 2010                  By  /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Asst. Secretary and Counsel

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                              EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------

10.1 Securities Purchase Agreement dated as of August 31, 2010 (Series A Preferred).

10.2 Certificate of Designation of Preferences and rights and Limitations of 7 1/2% Series A-1 Convertible Preferred Stock, dated October 20, 2010.

10.3              Registration Rights Agreement for the Series A Preferred
                  Stock